Exhibit 9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 of PRIAC Variable Contract Account A (“Registration Statement”) of our report dated April 21, 2017 relating to the financial statements of the subaccounts listed in Appendix A, which appear in the Post-Effective Amendment No. 9 to the Registration Statement on Form N-4 (No. 333-162553). We also consent to the incorporation by reference in this Registration Statement of our report dated April 20, 2017 relating to the consolidated financial statements of Prudential Retirement Insurance and Annuity Company, which appear in the Post-Effective Amendment No. 9 to the Registration Statement on Form N-4 (No. 333-162553).

/s/ PricewaterhouseCoopers LLP

New York, NY

September 25, 2017

Appendix A

•	AST Capital Growth Asset Allocation Portfolio

•	AST Academic Strategies Asset Allocation Portfolio

•	AST Balanced Asset Allocation Portfolio

•	AST Preservation Asset Allocation Portfolio

•	Prudential Balanced Fund (Class Z)

•	Vanguard Balanced Index Fund (Institutional Shares)